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                                                                 EXHIBIT 23.10

                   [BURNET, DUCKWORTH & PALMER LETTERHEAD]


                                                              November 15, 1995

The undersigned has acted as special counsel to Saba Petroleum Company, a Delaware corporation (the "Company") in connection with certain matters described in the Company's Registration Statement on Form SB-2 (File
No. 33-94678) registering the Company's ____% Convertible Subordinated Debentures due 2005, and consents to the reference to the undersigned under the caption "Certain Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Yours truly,



BURNET, DUCKWORTH & PALMER